Exhibit 21.1
The Registrant's principal subsidiaries as of December 31, 2018 are listed below. All other subisidiaries of the Registrants, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary of the Registrant.
Fortive Corporation
Subsidiaries of the Registrant

Company Name	Jurisdiction of Formation
Accruent BC Holding B.V.	Netherlands
Anderson Instrument Co., Inc.	New York
Accruent, LLC	Delaware
ANGI Energy Systems, LLC	Indiana
Anhui Shifu Instruments Co., Ltd.	China
ASP International GmbH	Switzerland
Athena Parent, Inc.	Delaware
Beaverton LLC	Delaware
BlueCielo ECM Solutions B.V.	Netherlands
BlueCielo ECM Solutions Holding B.V.	Netherlands
BlueCielo ECM Solutions, Inc.	Georgia
BlueCielo ECM Solutions Oy	Finland
BlueCielo ECM Solutions Pte. Ltd.	Singapore
BlueCielo ECM Solutions RUS	Russian Federation
DATAPAQ Limited	United Kingdom
Delpak Systems Ltd.	Israel
Diagnostic Monitoring Systems Limited	United Kingdom
Dynapar Corporation	Illinois
eMaint Enterprises, LLC	New Jersey
Fafnir Gmbh	Germany
FHHC Holdings Corporation	Delaware
Fluke Corporation	Washington
Fluke Deutschland GmbH	Germany
Fluke Electronics Corporation	Delaware
Fluke Europe B.V.	Netherlands
Fluke Manufacturing Corporation	Delaware
Fluke Precision Measurement Limited	United Kingdom
Fluke Process Instruments GmbH	Germany
Fluke Testing Instruments (Shanghai) Co., Ltd.	China
Fortive Insurance Company	Vermont
Fortive Setra-ICG (Tianjin) Co. Ltd.	China
FTV Japan Finance Corporation	Japan
Gems Sensors Inc.	Delaware
GHoldCo2 GmbH	Germany
Gilbarco Australia Pty Ltd	Australia
Gilbarco China Co. Ltd	China
Gilbarco GmbH	Germany
Gilbarco Inc.	Delaware
Gilbarco Veeder Root India Private Limited	India
Gilbarco Veeder-Root Soluções Indústria e Comércio Ltda.	Brazil
Global Physics Solutions, Inc.	Delaware
Global Traffic Technologies Canada, Inc.	Canada
Global Traffic Technologies, Inc.	Delaware

Global Traffic Technologies, LLC	Delaware
GVR Finland Oy	Finland
Hengstler GmbH	Germany
Hennessy Industries, LLC	Delaware
Industrial Scientific Canada ULC	Canada
Industrial Scientific Corporation	Pennsylvania
Infrared Integrated Systems Limited	United Kingdom
Iris Power LP	Canada
Keithley Instruments, LLC	Ohio
Landauer, Inc.	Delaware
Launchchange South Africa Holdings (Pty) Ltd	South Africa
Matco Tools Corporation	Delaware
Maxtek Components Corporation	Delaware
Navman Wireless Australia Pty Ltd	Australia
Neoptix Canada LP	Canada
Pacific Scientific Energetic Materials Company (California) LLC	California
Predictive Solutions Corporation	Pennsylvania
Qualitrol Company LLC	Delaware
Serveron Corporation	Delaware
Service Station Products Company	Delaware
Setra Systems, Inc.	Massachusetts
Sonix, Inc.	Virginia
Specialty Product Technologies Comércio e Indústria de Equipamentos Ltda.	Brazil
Tektronix (China) Co., Limited	China
Tektronix Asia Investment Ltd.	Cayman Islands
Tektronix China Trading	Cayman Islands
Tektronix GmbH	Germany
Tektronix Hong Kong Limited	Hong Kong
Tektronix International Sales GmbH	Switzerland
Tektronix, Inc.	Oregon
Teletrac Navman (UK) Ltd.	United Kingdom
Teletrac Navman US Ltd.	Delaware
Teletrac, Inc.	Delaware
TGA Asiapac Holdings LLC	Delaware
TGA Cayman Finance Ltd.	Cayman Islands
TGA CI US-Finance Limited	Cayman Islands
TGA Finance (Canada) Limited	Canada
TGA Finance (Cayman Islands) Ltd.	Cayman Islands
TGA Holding Ltd.	Cayman Islands
TGA Holding Singapore PTE. Ltd.	Singapore
TGA Industries Limited	United Kingdom
TGA North America Holdings II LLC	Delaware
TGA UK Finance Limited	United Kingdom
TGA UK Holdings Limited	United Kingdom
TGA UK Omega Limited	United Kingdom
The Gordian Group Corp.	Canada
The Gordian Group, Inc.	Georgia
Unfors RaySafe AB	Sweden
Unfors RaySafe, Inc.	Illinois
Veeder-Root Company	Delaware
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China
Venture Measurement Company LLC	Delaware
VFA, Inc.	Delaware